Exhibit 5.3

May 9, 2017

The Chemours Company
1007 Market Street

Wilmington, DE 19899

Re:	Registration Statement on Form S-3 filed by The Chemours Company

Ladies and Gentlemen:

We have acted as local Pennsylvania counsel to The Chemours Company TT, LLC, a Pennsylvania limited liability company (the “Opinion Party”), in connection with Post-Effective Amendment No. 1 ( “Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-217642) (the “Registration Statement), filed by The Chemours Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Amendment No. 1 adds certain of the Company’s direct and indirect domestic subsidiaries , including the Opinion Party (collectively, the “Guarantors”), as registrants under the Registration Statement for the purpose of allowing the Guarantors to guarantee debt securities covered by the Registration Statement fully and unconditionally and on a joint and several senior unsubordinated basis (the “Guarantees”). The Guarantees will be contained in the applicable indenture, as amended or supplemented, for the relevant debt securities. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement.

In so acting, we have examined executed originals, copies or counterparts of the following:

(a)          the Registration Statement;

(b)          Amendment No. 1;

(c)          a pdf copy of a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the Opinion Party, dated May 4, 2017 (the “Subsistence Certificate”);

(d)          a copy of (i) the Certificate of Organization of the Opinion Party certified by the Secretary of the Commonwealth of Pennsylvania as of May 4, 2017 (the “Certificate of Organization”), (ii) the Amended and Restated Limited Liability Company Operating Agreement of

Atlanta | Baltimore | Bethesda | Denver | Las Vegas | Los Angeles | New Jersey | New York | Philadelphia | Phoenix | Salt Lake City | San Diego | Washington, DC | Wilmington | www.ballardspahr.com

The Chemours Company

May 9, 2017

the Opinion Party dated as of May 4, 2015 (the “LLC Agreement”; and together with the Certificate of Organization, the “Governing Documents”) and (iii) the resolutions adopted by the Board of Managers of the Opinion Party, in each case as attached to an Omnibus Secretary’s Certificate dated the date hereof (the “Secretary’s Certificate”); and

(e)          the Secretary’s Certificate and the attachments thereto.

We have made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on the certificates of public officials listed above, and, as to matters of fact material to our opinions also without independent verification, on the Secretary’s Certificate. We have assumed the factual matters contained in certificates from public officials remain true and correct as of the date hereof. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Opinion Party. In making our examination of documents executed by parties other than the Opinion Party (including Amendment No. 1), we have assumed that such parties had the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           Based solely on the Subsistence Certificate, the Opinion Party is a limited liability company presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.           Assuming that the issuance and terms of any debt securities and the terms of the offering thereof have been duly authorized (including the provision of Guarantees in connection therewith), the Opinion Party has the limited liability power to enter into and perform its obligations under the Guarantees and to incur the obligations provided therein.

3.           Assuming that the issuance and terms of any debt securities and the terms of the offering thereof have been duly authorized (including the provision of Guarantees in connection therewith), the execution and delivery by the Opinion Party of the Guarantees does not and the performance of the obligations thereunder will not (a) violate the Opinion Party’s Governing Documents or (b) violate any Covered Law (as defined below).

The foregoing opinions are subject to the following exceptions, assumptions, limitations and qualifications:

The Chemours Company

May 9, 2017

(a)          Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally.

(b)          We express no opinion as to the application or requirements of state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety or tax laws in respect of the transactions contemplated by or referred to in Amendment No. 1 and the Guarantees.

This opinion is limited to the laws of the Commonwealth of Pennsylvania that, in our experience, are normally applicable to credit transactions of the type contemplated by Amendment No. 1 and the Guarantees (collectively, the “Covered Laws”). In addition, and without limiting the generality of the foregoing definition of Covered Laws, the term “Covered Laws” does not include any law, rule or regulation that is applicable to the Opinion Party, the Guarantees or the transactions contemplated by Amendment No. 1 and the Guarantees solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Guarantees or any of its affiliates due to the specific assets or business of such party or such affiliate.

In connection with the opinion of Morrison & Foerster LLP of even date herewith, Morrison & Foerster, LLP is authorized to rely on this opinion to the same extent as, but no greater than, the addressee of this opinion.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to the laws presently in effect. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP